SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  JACLYN, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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

     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     4)   Date Filed:

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                                       -2-

                                  JACLYN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders Of
  JACLYN, INC.

         PLEASE TAKE NOTICE that the 2003 Annual Meeting of Stockholders of JACLYN, INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Friday, November 14, 2003, at 9:00 o'clock a.m., prevailing local time, for the following purposes:

         1. To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to serve as the auditors of the Company for the fiscal year ending June 30, 2004;

         3. To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder by 250,000 shares; and

         4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

         Only stockholders of record at the close of business on October 8, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

         Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                                     Jaclyn Hartstein
                                                        Secretary


October 14, 2003


         THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                  JACLYN, INC.
                                 635 59th Street
                         West New York, New Jersey 07093

                              --------------------

                                 PROXY STATEMENT

                              --------------------


         This Proxy Statement is being furnished to stockholders on or about October 14, 2003 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on November 14, 2003 and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy or, in the absence of any instruction, for the election of all of the nominees named herein to serve as directors, for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors and for approval of the amendment to the Company's 2000 Stock Option Plan. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

         Only stockholders of record at the close of business on October 8, 2003 will be entitled to notice of and to vote at the Annual Meeting. On October 8, 2003, there were outstanding 2,554,755 shares of the Company's Common Stock, $1 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

         The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2004 and to approve the amendment to the Company's 2000 Stock Option Plan.

                 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

         The following table sets forth information at October 8, 2003 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only outstanding class of voting securities:

                                               Amount and
                                               Nature of                Percent
    Name and Address                           Beneficial                 of
    Of Beneficial Owner                        Ownership                 Class
    -------------------                        ---------                 -----

    Allan Ginsburg                            202,014 (1)(2)(3)(4)        7.9%
     635 59th Street
     West New York, New Jersey 07093

    Robert Chestnov                           217,909 (1)(2)(3)(5)        8.4%
     635 59th Street
     West New York, New Jersey 07093

    Howard Ginsburg                           180,200 (1)(2)(3)(6)        7.1%
     635 59th Street
     West New York, New Jersey 07093

    Bonnie Sue Levy                           213,967 (1)(7)              8.4%
     635 59th Street
     West New York, New Jersey 07093

    Dimensional Fund Advisors                 146,694 (8)                 5.7%
     1299 Ocean Avenue
     Santa Monica, California 90401

    L. Glenn Naff                             169,180 (9)                 6.6%
     3623 Winding Way Road
     Roanoke, Virginia 24015

------------------------

* Except as otherwise indicated below, each person listed above has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder is a party, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, and the Company, to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 8, 2003, 1,204,711 shares of Common Stock (47.2%) were subject to such stockholders agreement.
(2) Includes 22,654 shares of Common Stock owned by the Jaclyn, Inc. Employees' Pension Trust, of which Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg are co-trustees, with respect to which each shares voting and investment power and with respect to which each disclaims beneficial ownership. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.
(3) Except as described in footnotes (4), (5) and (6) to this table with respect to Allan Ginsburg, Robert Chestnov and Howard Ginsburg, respectively, excludes 92,574 shares of Common Stock owned by the Jaclyn, Inc. Employee Stock Ownership Plan ("ESOP"), with respect to which Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, as co-trustees, share investment power. If the 92,574 shares of Common Stock owned by the ESOP were included in the beneficial ownership of such individuals, Abe Ginsburg would be deemed to own 7.2% of the Company's Common Stock; Allan Ginsburg, 11.5%; Robert Chestnov, 12.0%; and Howard Ginsburg, 10.7%. Each disclaims beneficial ownership of such shares.
(4) Includes 29,884 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife and 1,984 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all of such shares. In addition, includes 8,469 shares allocated to Mr. Ginsburg's account under the ESOP.
(5) Includes 41,161 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and investment power and 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, with respect to which Mr. Chestnov shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of the shares he holds as co-trustee and as officer and director of the charitable foundation. In addition, includes 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to which shares Mr. Chestnov disclaims beneficial ownership, and 10,952 shares allocated to Mr. Chestnov's account under the ESOP.
(6) Includes 55,114 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership. In addition, includes 8,469 shares allocated to Mr. Ginsburg's account under the ESOP.
(7)      Includes 6,163 shares allocated to Mrs. Levy's account under the ESOP.
(8) Pursuant to a Schedule 13G filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission, DFA has indicated that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, DFA has indicated that it possesses voting and/or investment power over the shares listed in the immediately preceding table opposite its name that are owned by the Funds. DFA further has indicated that such shares are owned by the Funds and DFA disclaims beneficial ownership of such shares.
(9) Pursuant to a Schedule 13G filed by Mr. Naff with the Securities and Exchange Commission, Mr. Naff has indicated that he has sole voting and dispositive power with respect to all of the shares listed in the immediately preceding table opposite his name.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information at October 8, 2003 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director,
(b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below (the "Named Executive Officers") and (c) all directors and executive officers of the Company as a group (10 persons):


                                                                     Percent
                                         Amount and Nature of           of
       Name of Beneficial Owner        Beneficial Ownership (1)       Class
       ------------------------        ------------------------       -----

       Abe Ginsburg                             91,877 (2)             3.6%
       Allan Ginsburg                          202,014 (3)             7.9%
       Robert Chestnov                         217,909 (4)             8.4%
       Howard Ginsburg                         180,200 (5)             7.1%
       Martin Brody                             14,387 (6)              *
       Richard Chestnov                         60,273 (7)             2.3%
       Albert Safer                             14,000 (8)              *
       Norman Axelrod                            8,000 (9)              *
       Harold Schechter                          2,000 (10)             *
       Anthony Christon                         64,937 (11)            2.5%
       All directors and executive             756,712 (12)           27.9%
          officers as a group
          (10 persons)

-------------------------
* Less than one (1%) percent.

(1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and investment power with respect to shares indicated as beneficially owned by such person or group.
(2) Reference is made to footnotes (1), (2) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS". Includes 65,769 shares of Common Stock owned by a charitable foundation in which Abe Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg shares voting and investment power, and 2,581 shares of Common Stock owned by a charitable foundation in which Mr. Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg has sole voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all such shares.
(3) See footnotes (1), (2), (3) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.
(4) See footnotes (1), (2), (3) and (5) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.
(5) See footnotes (1), (2), (3) and (6) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.
(6) Includes 14,000 shares of Common Stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.

(7) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and investment power, and 200 shares as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares. Also includes 14,000 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options.
(8) Includes 14,000 shares of Common Stock which Mr. Safer has the right to acquire pursuant to presently exercisable stock options.
(9) Includes 8,000 shares of Common Stock which Mr. Axelrod has the right to acquire pursuant to presently exercisable stock options.
(10) Includes 2,000 shares of Common Stock which Mr. Schechter has the right to acquire pursuant to presently exercisable stock options.
(11) Includes 62,500 shares of Common Stock which Mr. Christon has the right to acquire pursuant to presently exercisable stock options, 600 shares held by him in an individual retirement account and 1,837 shares allocated to his account under the ESOP.
(12) Reference is made to footnotes (2) through (11) above. Includes an aggregate of 155,661 shares of Common Stock which directors and executive officers of the Company have the right to acquire pursuant to presently exercisable stock options and an aggregate of 29,727 shares of Common Stock allocated to the respective accounts of executive officers of the Company under the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance.

       Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended June 30, 2003 were timely filed, except that Martin Brody, Richard Chestnov, Albert Safer and Norman Axelrod inadvertently filed one Form 4 late with regard to one transaction.

Stockholders Agreement

         Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, and the Company are parties to a second, amended and restated stockholders agreement dated as of May 12, 2003 (the "Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of fifteen years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 8, 2003, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,204,711 shares of Common Stock (47.2%).

                          ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

         A Board of Directors consisting of nine directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

         Certain information with respect to each director is set forth below:

                                  Director
Name                      Age      Since       Principal Occupation
----                    ------- ------------   --------------------

Abe Ginsburg .......      86       1968        Chairman of the Executive
                                                 Committee of the Company
Allan Ginsburg .....      61       1968        Chairman of the Board of the
                                                 Company
Robert Chestnov ....      55       1981        President and Chief Executive
                                                 Officer of the Company
Howard Ginsburg ....      61       1981        Vice Chairman of the Board of
                                                 the Company; President
                                                 of the Company's Shane
                                                 Handbag Division
Martin Brody .......      82       1980        Private Investor
Richard Chestnov ...      58       1988        Private Investor
Albert Safer .......      55       1997        President of Safer Textile
                                                 Processing and Kuttner
                                                 Prints, textile mills
Norman Axelrod .....      51       2000        Chief Executive Officer and
                                                 Chairman of Linens 'N Things,
                                                 a leading, large format
                                                 retailer of home textiles,
                                                 housewares and home accessories
Harold Schechter ...      59       2003        Vice President, Chief Operating
                                                 Officer and Chief Financial
                                                 Officer of Creative Salon
                                                 Concepts, an importer and
                                                 distributor of beauty products

Information Concerning the Board of Directors

         The business experience during the last five years of the directors of the Company is as follows:

         Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

         Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

         Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

         Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988 and has been President of the Company's Shane Handbag Division for more than the past five years.

         Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Salomon Smith Barney mutual funds and preferred income funds.

         Richard Chestnov has been a private investor since 1992. Prior thereto, he was a partner of Chego International, an apparel importer.

         Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

         Norman Axelrod has been Chief Executive Officer of Linens 'N Things, Inc., a leading, national large format retailer of home textiles, housewares and home accessories, since 1988, has been Chairman of the Board of that company since 1997 and, until 2000, also held the additional post of President. Mr. Axelrod also serves as a director of Linens `N Things, Inc. and Reebok International.

         Harold Schechter has been Vice President, Chief Operating Officer and Chief Financial Officer of Creative Salon Products, an importer and distributor of beauty products, since January 2003. From May 2001 to December 2002, Mr. Schechter served as Vice President, Chief Operating Officer and Chief Financial Officer of William H. Ranney Associates Inc., which was also an importer and distributor of beauty products. From January 1999 to April 2001, Mr. Schechter served as Vice President-Operations and Purchasing of Monarch Luggage Inc., an importer and distributor of luggage and related items. Prior thereto, Mr. Schechter served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of VT International Ltd., an importer and distributor of luggage and related items

         Family Relationships

         Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

Meetings and Committees

         During the Company's fiscal year ended June 30, 2003 the Board of Directors held four meetings. Each director except Martin Brody attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during fiscal 2003. Each director who is not an employee of the Company (a "non-employee director") receives an annual fee of $12,000 for serving as a director. In addition, each non-employee director in office immediately after each annual meeting of stockholders at which directors are elected, and each non-employee director on the date such person is first elected a director, automatically is granted an option to purchase 2,000 shares of Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan. During the fiscal year ended June 30, 2003, Martin Brody, Richard Chestnov, Albert Safer and Norman Axelrod each were granted an option to purchase 2,000 shares of Common Stock at a per share exercise price of $2.42 and Harold Schechter was granted an option to purchase 2,000 shares of Common Stock at a per share exercise price of $2.21.

         The Company does not have a nominating committee, the functions of which are performed by the Board of Directors, or a compensation committee, the functions of which are performed by the Company's Board of Directors, Executive Committee and Stock Option Committee to the extent set forth below under the caption "Report on Executive Compensation." The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee, whose present members are Martin Brody and Richard Chestnov, acted by written consent once during fiscal 2003. The Company's Audit Committee, which held four meetings during the fiscal year ended June 30, 2003, consists of Harold Schechter, Martin Brody and Albert Safer, each of whom meets the independence requirements for audit committee members under the listing standards of the American Stock Exchange. The Audit Committee's primary function, as more fully described in the charter of the Audit Committee adopted by the Board of Directors, is to assist the Company's Board of Directors in fulfilling the Board's oversight responsibility by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that may be established from time to time, and the Company's auditing, accounting and financial reporting processes generally.

Audit Committee Report

         Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices. The Company's independent auditors have the responsibility for the examination of the Company's annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended June 30, 2003, the Audit Committee:

         o Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2003 with management and Deloitte & Touche, LLP, the Company's independent auditors;

         o

                  Discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the scope and results of the audit; and

         o Received the written disclosures and the letter from Deloitte & Touche, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with Deloitte & Touche, LLP the firm's independence.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended June 30, 2003 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                                 Respectfully,

                                                 Harold Schechter, Chairman
                                                 Martin Brody
                                                 Albert Safer

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain summary information for each of the Company's fiscal years ended June 30, 2003, 2002 and 2001 concerning the compensation of the Company's chief executive officer and each of its other executive officers whose compensation for fiscal 2003 exceeded $100,000:

                                                                Long Term
                                                               Compensation
                                                             -----------------
                                   Annual Compensation             Awards
                                 ------------------------    -----------------
                                                                Securities        All Other
  Name and                         Salary        Bonus          Underlying      Compensation
  Principal Position     Year       ($)           ($)           Options (#)        ($)(1)
  -------------------    ----    ----------    ----------    -----------------   ----------
  Robert Chestnov,       2003     $357,720      $260,000          25,000          $  8,176
    President and        2002      350,595            --              --            12,954
    Chief Executive      2001      337,095        72,500          25,000             7,667
    Officer

  Allan Ginsburg,        2003     $357,720      $160,000          25,000          $ 24,276
    Chairman of          2002      350,595            --              --            14,992
    the Board            2001      337,095        72,500          25,000            13,474

  Howard Ginsburg,       2003     $357,720      $160,000          25,000          $ 16,791
    Vice Chairman        2002      350,595            --              --            13,325
                         2001      337,095        72,500          25,000            15,556

  Anthony Christon,      2003     $255,630      $ 40,000          10,000          $ 10,692
    Chief Financial      2002      244,755            --              --            12,856
    Officer              2001      233,655        33,000          10,000             7,390

-----------------------
(1)      Amounts in this column for the fiscal year ended June 30, 2003 include
         (i) premiums paid during fiscal 2003 by the Company for term life insurance for the benefit of the Named Executive Officers (Robert Chestnov - $2,006, Allan Ginsburg - $2,006, Howard Ginsburg - $2,006, and Anthony Christon - $1,038), (ii) reimbursement during fiscal 2003 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program (the "Medical Expense Program") for executive officers and certain other employees of the Company (Robert Chestnov - $6,167, Allan Ginsburg - $22,267, Howard Ginsburg - $14,782, and Anthony Christon - $9,654) and (iii) the value, as at June 30, 2003, of shares of Common Stock allocated to accounts of the Named Executive Officers under the ESOP during fiscal 2003 (Robert Chestnov - $3, Allan Ginsburg - $3, and Howard Ginsburg - $3).

Stock Options

         Option Grants in the Last Fiscal Year. The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers during the Company's fiscal year ended June 30, 2003.

                         Individual Grants
                     --------------------------                                  Potential Realizable
                                                                                   Value at Assumed
                     Number of      Percent of                                   Annual Rates of Stock
                     Securities     Total Options                                Price Appreciation For
                     Underlying     Granted to       Exercise                          Option Term
                     Options        Employees in      Price      Expiration    --------------------------
   Name              Granted (#)    Fiscal Year       ($/Sh)        Date         5% ($)          10% ($)
   ----              -----------    -----------     ----------  -------------  ----------       ---------
Robert Chestnov         25,000         17.0%          $1.65       07/07/12       $25,575         $65,588
Allan Ginsburg          25,000         17.0%          $1.815      07/07/07       $ 7,425         $21,038
Howard Ginsburg         25,000         17.0%          $1.815      07/07/07       $ 7,425         $21,038
Anthony Christon        10,000          6.8%          $1.65       07/07/12       $10,230         $26,235

         Fiscal Year End Option Values. The following table sets forth certain information concerning the number and value at June 30, 2003 of shares of Common Stock subject to unexercised options held by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during the Company's fiscal year ended June 30, 2003.

                             Number of Securities          Value of Unexercised
                                  Underlying                   In-the-Money
                             Unexercised Options             Options at Fiscal
                            at Fiscal Year End (#)              Year End($)
                            ----------------------           ----------------
                                 Exercisable/                  Exercisable/
Name                            Unexercisable                Unexercisable(1)
----                        ----------------------           ----------------
Robert Chestnov                   116,161/--                    $27,500/--
Allan Ginsburg                     75,000/--                    $17,750/--
Howard Ginsburg                    75,000/--                    $17,750/--
Anthony Christon                   62,500/--                    $11,000/--

-------------------------
(1) Based on the closing price on the American Stock Exchange on June 30, 2003 of the shares of Common Stock subject to the stock options.

         Certain Equity Compensation Plan Information. The following sets forth certain information as of June 30, 2003 concerning each of the Company's equity compensation plans:

                                                                                Number of securities
                           Number of securities                                 remaining available for
                           to be issued              Weighted-average           future issuance under
                           upon exercise of          exercise price of          equity compensation plans
                           outstanding options,      outstanding options        (excluding securities
Plan category              warrants and rights       warrants and rights        reflected in column (a))
-------------              -------------------       -------------------        ------------------------
                                  (a)                        (b)                          (c)
Equity compensation
   plans approved by
   security holders........     570,161                     $3.08                        67,500

Equity compensation
   plans not approved
   by security holders.....     150,000(1)(2)               $1.76                             0

           Total...........     720,161                     $2.80                        67,500

---------------------------
(1) Includes options to purchase an aggregate of 30,000 shares of Common Stock issuable upon the exercise of non-qualified stock options granted to two sales representatives. Each of the stock options provides for the grant of shares of Common Stock at exercise prices per share equal to the fair market value per share of Common Stock on the date of grant. Pursuant to the terms of each option, the optionee may exercise the option at any time and from time to time for a period of five years from the date of grant, subject to earlier termination under certain circumstances.
(2) Includes an option to purchase an aggregate of 120,000 shares of Common Stock issuable to a sales representative of the Company. The option is exercisable as to 40,000 shares of Common Stock during the first year after grant and as to an additional 40,000 shares of Common Stock, on a cumulative basis, on the first and second anniversaries of the date of grant (each 40,000 share installment, a "Tranche"), in each case at an exercise price per share equal to the fair market value per share of Common Stock on the original date of grant. The optionee may exercise a Tranche only during the five-year period after such Tranche becomes exercisable, as described above, subject to earlier termination under certain circumstances.

Pension Plan

         The Company maintains a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan") which covers all non-union employees of the Company and certain of its subsidiaries who have attained age 21 and have completed at least six months of service to the Company. The following table sets forth the estimated annual benefit payable under the Pension Plan to an employee who retires at age 65 in 2003 at the remuneration and years-of-service classifications set forth in the table. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed, commencing at age 65. The table gives effect to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on the accrual of benefits on compensation above certain levels (presently a maximum of $170,000).

                                                         Assumed Years of Service
         Assumed Annual              --------------------------------------------------------------
       Average Compensation            15           20             25           30            35
       --------------------          -------      -------        -------      -------       -------
          $100,000                   $14,250      $19,000        $23,750      $28,500       $33,250
          $125,000                    18,000       24,000         30,000       36,000        42,000
          $150,000                    21,750       29,000         36,250       43,500        50,750
          $160,000                    23,250       31,000         38,750       46,500        54,250
          $170,000 and greater        24,750       33,000         41,250       49,500        57,750

         Compensation under the Pension Plan includes all cash compensation subject to withholding (as reflected on each participant's Form W-2) plus any salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the Named Executive Officers, would be the amounts set forth opposite their respective names under the captions "Salary" and "Bonus" (subject, however, to the Code limitations referred to above). As of June 30, 2003, the following individuals had the number of years of credited service under the Pension Plan indicated after their names: Allan Ginsburg, 42; Robert Chestnov, 33, Howard Ginsburg, 42; and Anthony Christon, 8.

Report on Executive Compensation

         The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Board of Directors and the Stock Option Committee are responsible for the grant of options to purchase shares of Common Stock under the Company's stock option plans and for the administration of all such plans.

         The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

         A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee has in many instances fostered the objective of equity and fairness by setting substantially equal salaries and bonuses for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

         Mr. Chestnov's salary for fiscal 2003 was $357,720 and he received bonus compensation of $260,000. Mr. Chestnov's salary remained substantially the same compared to fiscal 2002. However, in granting Mr. Chestnov a bonus, the Executive Committee considered a number of factors, including significantly increased revenues and net earnings in fiscal 2003 ($108,960,000 and $683,000 ($.27 per share), respectively) compared with the prior year. The Executive Committee also noted that it had reduced Mr. Chestnov's compensation in fiscal 2002 by approximately $59,000. In order to further link Mr. Chestnov's compensation to stockholders' interests in general and to the value of the Common Stock, during fiscal 2003 the Stock Option Committee granted to Mr. Chestnov an option to purchase 25,000 shares of Common Stock.

The Board of Directors     The Executive Committee    The Stock Option Committee
----------------------     -----------------------    --------------------------

Allan Ginsburg             Abe Ginsburg, Chairman     Martin Brody
Robert Chestnov            Allan Ginsburg             Richard Chestnov
Howard Ginsburg            Robert Chestnov
Abe Ginsburg               Howard Ginsburg
Martin Brody
Richard Chestnov
Albert Safer
Norman Axelrod
Harold Schechter

Compensation Committee Interlocks and Insider Participation

         The Company's Executive Committee consists of Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg and its Stock Option Committee consists of Martin Brody and Richard Chestnov. During the fiscal year ended June 30, 2003, the Company purchased fabric in the ordinary course of business from Kuttner Prints, a corporation in which Albert Safer, a director of the Company, holds a majority equity interest, at a purchase price of $21,755.86. During such fiscal year, the Company also purchased fabric in the ordinary course of business from Coast-to-Coast Fabrics, Inc., a corporation in which Mr. Safer's wife holds a 50% equity interest, at a purchase price of $149,458.43. The Company believes that the foregoing transactions were on terms no less favorable than it could have received from unrelated third parties. During fiscal year 2003, Bonnie Sue Levy, a Vice President of the Company, who is a sister of Allan Ginsburg, was paid $205,805 for services rendered to the Company in fiscal 2003, was reimbursed $12,022 for medical and/or dental expenses under the Medical Expense Program and received an allocation of one share of Common Stock to her ESOP account, and the Company paid $2,006 for term life insurance for the benefit of Ms. Levy. In addition, during fiscal 2003, Jaclyn Hartstein, Secretary of the Company, who is a daughter of Abe Ginsburg and a sister of Howard Ginsburg, was paid $191,662 for services rendered to the Company in fiscal 2003, was reimbursed $13,705 for medical and/or dental expenses under the Medical Expense Program, and the Company paid $1,590 for term life insurance for the benefit of Ms. Hartstein.

Performance Graph

         The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 2003 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Samsonite Corporation, Movie Star, Inc. and Tandy Brands Accessories, Inc., which during fiscal 2003 either competed with the Company in one of its product categories or was engaged in related industries. The comparison assumes an investment of $100 on July 1, 1998 in the Company and in each of the comparison groups and that all dividends were reinvested.

                               [GRAPHIC OMITTED]


                        1998      1999      2000      2001      2002      2003
                        ----      ----      ----      ----      ----      ----

JACLYN, INC.           100.00     57.83     38.55     49.16     34.51     48.19
PEER GROUP INDEX       100.00     66.28     43.52     28.93     27.90     32.44
AMEX MARKET INDEX      100.00     98.37    113.11    110.78    102.06    113.69


                          ITEM 2: SELECTION OF AUDITORS

General

         The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending June 30, 2004. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.

Audit Fees

         Audit fees billed and expected to be billed by Deloitte & Touche LLP for its audit of the Company's consolidated financial statements for the year ended June 30, 2003 and for its review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for fiscal 2003 totaled $124,000.

Financial Information Systems Designs and Implementation Fees

         The Company did not engage Deloitte & Touche LLP to provide advice regarding financial information designs and implementation during the fiscal year ended June 30, 2003.

All Other Fees

         Fees billed and expected to be billed to the Company by Deloitte & Touche LLP for all other non-audit services rendered to the Company for the fiscal year ended June 30, 2003, primarily for tax and employee benefit related services, totaled $99,500.

         The Audit Committee has considered whether the provision of such services is compatible with the maintenance of the independence of Deloitte & Touche LLP.

Required Vote

         The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Board of Directors will reconsider its action and select independent auditors without further stockholder action. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted "FOR" the appointment of Deloitte & Touche LLP.


             ITEM 3: APPROVAL OF AMENDMENT TO 2000 STOCK OPTION PLAN

        At the Company's 2000 annual meeting, stockholders approved the Company's 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan authorizes the Stock Option Committee of the Board of Directors, within the limits and subject to the terms and conditions of the 2000 Plan, to grant options to purchase shares of Common Stock to employees (including directors and officers who are employees) of, and consultants to, the Company and its present and future subsidiary corporations.

        The maximum number of shares of Common Stock for which options could be granted under the 2000 Plan was 300,000. Through October 8, 2003, options to purchase 101,000 were outstanding under the 2000 Plan and only 25,500 shares of Common Stock remained available for future grants. Upon the expiration, cancellation or termination of unexercised options, the shares of Common Stock subject to those options will again become available for grant under the 2000 Plan.

        The Board of Directors believes that the existence of the 2000 Plan has been instrumental in retaining officers and employees of outstanding ability. The grant of stock options is also intended to coordinate optionees' and stockholders' long-term interests by creating a direct link between a portion of compensation and increases in the market price of the Common Stock. However, as described above, only 25,500 shares of Common Stock remain available for future grants of stock options under the 2000 Plan, which the Board of Directors regards as insufficient to carry out the purposes and intent of the 2000 Plan. Accordingly, the Board of Directors has unanimously adopted an amendment to the 2000 Plan, subject to approval of the Company's stockholders at the Annual Meeting, to increase the number of shares of Common Stock authorized for issuance upon exercise of options to be granted under the 2000 by 250,000 shares.

         The following summarizes certain material features of the 2000 Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2000 Plan.

Administration.

         The 2000 Plan will be administered by the Company's Board of Directors or, at the discretion of the Board, by a committee of the Board of Directors (the "Administrators") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         Within the express limits contained in the 2000 Plan, the Administrators are empowered to determine, among other things, the following: the persons to be granted options, the times when options shall be granted, whether an option is to be an incentive stock option (an "ISO"), within the meaning of Section 422 of the Code, or a nonqualified stock option (a "NQSO") which does not qualify as an ISO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms or conditions relating to the exercisability of each option, and, with the consent of the optionee, to modify an option. The Administrators are authorized to make all other determinations necessary or advisable for administering the 2000 Plan.

Eligibility

         The 2000 Plan authorizes the grant of options to employees (including directors and officers who are employees) of, and consultants to, the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2000 Plan. As of October 8, 2003, approximately 28 employees and consultants were eligible to participate in the 2000 Plan. On October 8, 2003, the closing price per share of Common Stock on the American Stock Exchange was $4.29.

Type of Options

         Options granted under the 2000 Plan may either be ISOs or NQSOs.

Terms and Conditions of Options

         Options granted under the 2000 Plan will be subject to, among other things, the following terms and conditions:

                  (a) The exercise price of each option will be determined by the Administrators, but the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company).

                  (b) The term of each option will be determined by the Administrators; provided, that the term of an ISO may not exceed 10 years from the date of grant (5 years from the date of grant if the optionee owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company).

                  (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 200,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

                  (d) The exercise price of each option is payable in full upon exercise (unless the applicable stock option contract ("Contract") entered into by the Company with an optionee permits the payment of the exercise price in installments) by one or more of the following methods: (i) in cash or by certified check, (ii) by transferring to the Company previously acquired shares of Common Stock having an aggregate fair market value (on the date of exercise) equal to the aggregate exercise price of all options being exercised, (iii) by a combination thereof, or (iv) if permitted by law and by the Administrators, one-tenth of the aggregate exercise price in cash (or by certified check) and the balance by issuance of a recourse promissory note in form satisfactory to the Administrators bearing interest at a rate equal to or greater than one hundred and ten percent (110%) of the "applicable federal rate" in effect on the date of exercise of the stock option in accordance with Section 1274(d) of the Code.

                  (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his legal representatives.

                  (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason other than the death or disability of the optionee, for cause or without the consent of the Company, the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

                  (g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

Adjustment in Event of Capital Changes

         Appropriate adjustments will be made in the aggregate number and kind of shares available under the 2000 Plan, in the aggregate number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors of the Company shall, as to outstanding options, either (a) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (b) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

Duration and Amendment of the 2000 Plan

         No option may be granted under the 2000 Plan after October 12, 2010. The Board of Directors may at any time terminate or amend the 2000 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of options that may be granted to any person in any calendar year, (b) change the eligibility requirements for persons who may receive options or (c) make any changes for which applicable law or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

Certain Federal Income Tax Consequences

         The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the 2000 Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying securities. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

    ISOs

         No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO will be equal to the exercise price paid by the optionee for such shares (regardless of whether the exercise price was paid solely in cash or a combination of cash and a recourse promissory note).

         If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

         If the shares received upon the exercise of an ISO are disposed of prior to two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

    NQSOs

         No taxable income will be recognized by an optionee upon the grant of a NQSO. Upon the exercise of a NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares (regardless of whether the exercise price was paid solely in cash or a combination of cash and a recourse promissory note) plus the amount of ordinary income so recognized.

         Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to a NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

    Exercises of Options Using Previously Acquired Shares

         If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

         However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two years from grant/one year after transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

         The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

         Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as an exercise of an option for no consideration.

    Alternative Minimum Tax

         In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. A holder of an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

         The Board of Directors recommends a vote FOR approval of the amendment to the 2000 Plan. Unless otherwise specified in the proxies, the shares of Common Stock represented thereby will be voted FOR approval of the amendment to the 2000 Plan.


                                OTHER INFORMATION

Other Action at the Meeting

         The Board of Directors has not received notice of and is not aware of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in their discretion on such matters, including any matters relating to or dealing with the conduct of the Annual Meeting.

Proposals For 2004 Annual Meeting

         Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than June 14, 2004. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2004 Annual Meeting, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before August 29, 2004. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

General

         The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone or facsimile, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

         Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

         By Order of the Board of Directors.
                                                 Jaclyn Hartstein
                                                     Secretary

October 14, 2003

                             2000 STOCK OPTION PLAN

                                       OF

                                  JACLYN, INC.


         1. Purposes of the Plan. This stock option plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees) of, and consultants to, Jaclyn, Inc., a Delaware corporation (the "Company"), or any of its Subsidiaries (as such term is defined in Paragraph 19), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

         2. Stock Subject to the Plan. Subject to the provisions of Paragraph 12, the aggregate number of shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), for which options may be granted under the Plan shall not exceed 550,000 shares. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

         3. Administration of the Plan. The Plan will be administered by the Board, or, in the sole discretion of the Board, by a committee (the "Committee") consisting of two or more directors appointed by the Board. Those administering the Plan shall be referred to herein as the "Administrators." Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

         Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine the persons who shall be granted options; the times when they shall receive options; whether an option granted to an employee shall be an ISO or a NQSO; the type and number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the exercise of all or any portion of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including, without limitation, restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company, its Parent (if any) (as such term is defined in Paragraph 19) and any Subsidiaries, (b) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (c) the period of continued employment of the optionee with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other amounts; whether an optionee has a Disability (as such term is defined in Paragraph 19); with the consent of the optionee, to cancel or modify an option, provided, however, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification; and provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan or any amendment to either, which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders, in order to be exempt under
Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Paragraph 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

         4. Eligibility. The Administrators may from time to time, consistent with the purposes of the Plan, grant options to such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, as the Administrators may determine in their sole discretion. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion; provided, however, that the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan shall be 200,000 shares; provided, further, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

         5. Exercise Price. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries, or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

         The fair market value of a share of Common Stock on any day shall be
(a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and the lowest asked prices per share for the Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses
(a), (b) and (c) of this Paragraph 5 are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

         6. Term. Each option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

         7. Exercise. An option (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, (c) any combination thereof or (d) if permitted by law and by the Administrators, one-tenth of the aggregate exercise price in cash (or by certified check) and the balance by issuance of a recourse promissory note in form satisfactory to the Administrators (the "Note") bearing interest at a rate equal to or greater than one hundred ten (110%) percent of the "applicable federal rate" in effect on the date of exercise of the stock option in accordance with Section 1274(d) of the Code, with interest payable annually on the anniversary date of said Note, said Note to mature and be payable as to principal and accrued but unpaid interest in accordance with the determination of the Administrators on the date of grant, but in no event later than the ninth anniversary of the exercise date, with the holder of the stock option having the right to prepay at any time all or any portion of the unpaid principal, to designate whether said prepayment(s) shall be allocated (x) to pay fully in cash the exercise price with respect to certain of the shares or (y) pro rata among all of the shares which have not previously been paid for fully in cash; provided, that the cash (or certified check) portion to be paid pursuant hereto shall in no event be less than the product of (1) the number of shares as to which the stock option is being exercised, multiplied by (2) the then par value per share; and provided, further, that shares acquired by issuance of a Note shall not be sold, assigned, pledged, hypothecated or transferred until the Note is fully paid as to principal and accrued interest (or until certain of the shares so acquired have been fully paid for in cash by the holder of stock option pursuant to subsection (x) hereinabove), and that certificates representing such shares shall bear an appropriate legend referring to said restriction. Notwithstanding the foregoing, in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any option until all required payments with respect thereto, including payments for any required withholding amounts, have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5.

         An optionee shall not have the rights of a stockholder with respect to shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the optionee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

         In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

         8. Termination of Relationship. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company (and its Parent and Subsidiaries) has terminated for any reason other than the death or Disability of the optionee may exercise any option granted to the optionee, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately.

         Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ or as a consultant of the Company, its Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

         9. Death or Disability of an Optionee. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is employed by, or a consultant to, the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of the optionee's employment or consulting relationship with the Company, its Parent and its Subsidiaries (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of such employment or consulting relationship by reason of the optionee's Disability, the options granted to the optionee as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative (as such term is defined in Paragraph 19), at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company, its Parent and its Subsidiaries has terminated by reason of the optionee's Disability may exercise such options, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

         10. Compliance with Securities Laws. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current. The Administrators may require, in their sole discretion, as a condition to the grant or exercise of an option, that the optionee execute and deliver to the Company the optionee's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act. In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Common Stock thereunder, such option may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

         11. Stock Option Contracts. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee. Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each option and Contract need not be identical.

         12. Adjustments upon Changes in Common Stock. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spinoff, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the maximum number of shares subject to options that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefor. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 12 if such adjustment (a) would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such option), or (b) would be considered as the adoption of a new plan requiring stockholder approval.

         In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors of the Company shall, as to outstanding options, either (a) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (b) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

         13. Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors on August 15, 2000. No option may be granted under the Plan after August 14, 2010. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the maximum number of shares for which options may be granted to employees in any calendar year, (b) change the eligibility requirements for individuals entitled to receive options hereunder, or (c) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of an optionee under any option granted under the Plan without such optionee's consent. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

         14. Non-Transferability. No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or the optionee's Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

         15. Withholding Taxes. The Company, or its Subsidiary or Parent, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option or a combination of cash and shares, having an aggregate fair market value (determined in accordance with Paragraph 5) equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the optionee to pay to the Company such amount, in cash, promptly upon demand.

         16. Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

         17. Use of Proceeds. The proceeds to be received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

         18. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

         19.      Definitions.

                  (a) "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

                  (b) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                  (c) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

                  (d) "Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

                  (e) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

         20. Governing Law. The Plan, such options as may be granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict or choice of law provisions.

         21. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

         22. Stockholder Approval. The Plan shall be subject to approval by a majority of the votes present in person and by proxy entitled to vote hereon at a duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval.

Front of Card
-------------

JACLYN, INC.                                                               Proxy
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints JACLYN HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's offices, 635 59th Street, West New York, New Jersey 07093, on November 14, 2003 at 9:00 a.m., and at any adjournments and postponements thereof, with all powers the undersigned would possess if personally present upon the matters set forth on the reverse side hereof.


                                               Date
                                                   -----------------------------

                                               Signature
                                                        ------------------------

                                               Signature
                                                        ------------------------

                                               Note: Please date and sign
                                               exactly as your name appears
                                               hereon. If acting as an executor,
                                               administrator, trustee, guardian,
                                               etc., you should so indicate. If
                                               the signer is a corporation,
                                               please sign the full corporate
                                               name by a duly authorized
                                               officer. If shares are held
                                               jointly, each stockholder should
                                               sign.

--------------------------------------------------------------------------------
Back of Card
------------

       The Board of Directors recommends a                       The Board of Directors recommends a
          vote FOR items 1 and 2.                                        vote FOR item 3
          -----------------------                                        ---------------
                                        Withhold
1.  Election of Directors    For All    From All              3. Amendment to     For   Against  Abstain
                                                                 2000 Stock
                               [ ]         [ ]                   Option Plan      [ ]     [ ]      [ ]

    Nominees:
    ---------
    Abe Ginsburg        (To withhold authority to vote
    Allan Ginsburg      for any individual nominee, strike
    Robert Chestnov     a line through the nominee's name.)
    Howard Ginsburg
    Martin Brody
    Richard Chestnov
    Albert Safer
    Norman Axelrod
    Harold Schechter

2.  Ratify independent auditors      For   Against   Abstain

                                     [ ]     [ ]       [ ]

The proxies are authorized to vote upon such other matters as may properly come before the meeting. Each properly executed proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR the election of all listed nominees for director, FOR Items 2 and 3, and in the discretion of the proxies on any other matters that may properly come before the meeting.